EXHIBIT 4.5
                                                                     -----------


         WARRANT AGREEMENT dated as of January 5, 2001 between Delcath Systems, Inc., a Delaware corporation (the "Company"), and Euroland Marketing Solutions, LTD. (hereinafter referred to as the "Consultant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company proposes to issue to the Consultant warrants (the "Warrants") to purchase up to 150,000 (as such number may be adjusted from time to time pursuant to Article 8 of this Agreement) "Units" (as herewith defined in
Article 1 hereof); and
         WHEREAS, the Consultant has agreed, pursuant to the Consulting Services Agreement (the "Consulting Services Agreement") dated January 5, 2001 between the Consultant and the Company, to provide, among other services, financial consulting services and advice pertaining to the Company's business in Europe; and
         WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to the Consultant or to its designees who are officers and shareholders of the Consultant (collectively, the "Designees"), in consideration for, and as the Consultant's compensation in connection with, the Consulting Services Agreement;
         NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Grant.
         -----

         The Consultant and/or the Designees are hereby granted the right to purchase, at any time from January 5, 2001 until 5:00 P.M., New York City time, on

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January 4, 2005 (the "Warrant Exercise Term"), up to 150,000 Units at an
initial exercise price (subject to adjustment as provided in Article 8 hereof) of $7.00 per Unit. Each Unit consists of one fully-paid and non-assessable share (the "Shares") of the Company's Common Stock, $.01 par value ("Common Stock"), and one Common Stock purchase warrant (the "Unit Warrants"). The Unit Warrants are each exercisable to purchase one fully-paid and non-assessable share of Common Stock at a price of $6.60 per share (the "Unit Warrant Shares"). The Unit Warrants are exercisable commencing October 19, 2001 (or such earlier date as to which Whale Securities Co., L.P. (the "Underwriter") consents to the Units becoming detachable and separately transferable) (the "Separation Date") until 5:00 P.M., New York City time on October 18, 2005.

2.       Warrant Certificates.
         --------------------
         The warrant certificates delivered and to be delivered pursuant to this Agreement (the "Warrant Certificates") shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

3.       Exercise of Warrant.
         -------------------
         The Warrants initially are exercisable at a price of $7.00 per Unit, payable in cash or by check to the order of the Company, or any combination thereof, subject to adjustment as provided in Article 8 hereof. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Units purchased, at the Company's principal offices in Connecticut (currently located at 1100 Summer Street, Stamford, Connecticut 06905) the registered holder of a Warrant Certificate ("Holder" or "Holders")

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shall be entitled to receive a certificate or certificates for the Shares so purchased and a certificate or certificates for the Unit Warrants so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional Shares or fractional Unit Warrants). In the case of the purchase of less than all the Units purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Units purchasable thereunder.

4.       Issuance of Certificates.
         ------------------------
         Upon the exercise of the Warrants, the issuance of certificates for the Shares purchased and certificates for the Unit Warrants purchased, and upon exercise of the Unit Warrants, the issuance of certificates for the Unit Warrant Shares purchased shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

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         The Warrant Certificates and the certificates representing the Shares and the Unit Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors, Chief Executive Officer or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares and the Unit Warrants purchased, and upon exercise, in whole or in part, of the Unit Warrants, certificates representing the Unit Warrant Shares purchased (collectively, the "Warrant Securities"), shall bear a legend substantially similar to the following:

       "The securities represented by this certificate have not been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."

5.       Restriction on Transfer of Warrants.
         -----------------------------------
         The Holder of a Warrant Certificate, by the Holder's acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof, and that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, except to the Designees, unless the Holder provides to the Company a legal opinion, in

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form and substance acceptable to the Company, that such sale, transfer, assignment or hypothecation is in full compliance with all applicable U.S. federal and state and foreign securities laws.

6.       Price.
         -----
         6.1. Initial and Adjusted Exercise Price. The initial exercise price of each Warrant shall be $7.00 per Unit. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Article 8 hereof.
         6.2. Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

7.       Registration Rights.
         -------------------
         7.1. Registration Under the Securities Act of 1933. None of the Warrants, Shares, Unit Warrants or Unit Warrant Shares have been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Act").
         7.2. Registrable Securities. As used herein the term "Registrable Security" means each of the Warrants, the Shares, the Unit Warrants, the Unit Warrant Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares or Unit Warrant Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination,
(i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the subsequent public distribution of such security or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 7.

         7.3. Demand Registration.

(a) At any time during the Warrant Exercise Term, any "Majority
Holder" (as such term is defined in Section 7.3(c) below) of the Registrable Securities shall have the right, exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, at the sole expense of the Company (except as provided in Section 7.4(b) hereof), a Registration Statement and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for such Majority Holder), in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities by the holders thereof. The Company shall use its best efforts to cause the Registration Statement to become effective under the Act, so as to permit a public offering and sale of the Registrable Securities by the holders thereof. Once effective, the Company will use its best efforts to maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold or (ii) the date that the holders of the Registrable Securities receive an opinion of counsel to the Company that all of the Registrable Securities may be freely traded (without limitation or restriction as to quantity or timing and without registration under the Act) under Rule 144(k) promulgated under the Act or otherwise.
              (b) The Company covenants and agrees to give written notice of any Demand Registration Request to all holders of the Registrable Securities within ten (10) business days from the date of the Company's receipt of any such Demand Registration Request. After receiving notice from the Company as provided in this Section 7.3(b), holders of Registrable Securities may request the Company to include their Registrable Securities in the Registration Statement to be filed pursuant to Section 7.3(a) hereof by notifying the Company of their decision to have such securities included within ten (10) days of their receipt of the Company's notice.
              (c) The term "Majority Holder" as used in Section 7.3 hereof shall mean any holder or any combination of holders of Registrable Securities, if included in such holders' Registrable Securities are that aggregate number of shares of Common Stock (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants, Unit Warrant Shares already issued and Unit Warrant Shares issuable pursuant to the exercise of outstanding Unit Warrants) as would constitute a majority of the aggregate number of Shares (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants, Unit Warrant Shares already issued and Unit Warrant Shares issuable pursuant to the issue of outstanding Unit Warrants) included in all the Registrable Securities.
         7.4. Covenants With Respect to Registration. The Company covenants and agrees as follows:

              (a) In connection with any registration under Section 7.3 hereof, the Company shall file the Registration Statement as expeditiously as possible, but in

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any event no later than forty-five (45) days following receipt of any demand therefor, shall use its best efforts to have any such Registration Statement declared effective at the earliest possible time, and shall furnish each holder of Registrable Securities such number of prospectuses as shall reasonably be requested.
              (b) The Company shall pay all costs, fees and expenses (other than underwriting fees, discounts and nonaccountable expense allowance applicable to the Registrable Securities and the fees and expenses of counsel retained by the holders of Registrable Securities) in connection with all Registration Statements filed pursuant to Sections 7.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses.
              (c) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in the Registration Statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the holders of such securities.
              (d) The Company shall indemnify any holder of the Registrable Securities to be sold pursuant to any Registration Statement against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever), to which such holder may become subject under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement except to

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the extent that such holder of Registrable Securities is obligated to indemnify the Company pursuant to Section 7.4(e).
              (e) Any holder of Registrable Securities to be sold pursuant to a Registration Statement, and such holder's successors and assigns, shall jointly and severally indemnify, the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such holder, or such holder's successors or assigns, and included in such Registration Statement.
              (f) Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against any indemnifying party under Section 7.4(d) or Section 7.4(e), the indemnified party will notify the indemnifying party in writing of the commencement thereof, and the indemnifying party will, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel selected by the Company and the payment of expenses) insofar as such action relates to an alleged liability in respect of which indemnity may be sought against the indemnifying party. After notice from the indemnifying party of its election to assume the defense of such claim or action, the indemnifying party shall no longer be liable to the indemnified party under Section 7.4(d) or Section 7.4(e), as applicable, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation;

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provided, however, that if, in the reasonable judgment of the indemnified party or parties, it is advisable for the indemnified party or parties to be represented by separate counsel, the indemnified party or parties shall have the right to employ a single counsel to represent the indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties thereof against the indemnifying party, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. Any party against whom indemnification may be sought under Sections 7.4(d) or Section 7.5(e) shall not be liable to indemnify any person that might otherwise be indemnified pursuant hereto for any settlement of any action effected without such indemnifying party's consent, which consent shall not be unreasonably withheld.
            (g) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 7.4(d) or 7.4(e) hereof (subject to the limitations thereof) and it is finally determined, by a judgment, order or decree not subject to further appeal, that such claim for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including, for this purpose, any contribution made by or on behalf of any director of the Company, any officer of the Company and any controlling person of the Company) as one entity and the Consultant (including, for this purpose, any contribution by or on behalf of each person, if any, who controls the Consultant within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, shareholder, employee and agent of the

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Consultant) as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, based upon considerations such as the relative fault of the Company and the Consultant in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Consultant, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Consultant agree that it would be unjust and inequitable if the respective obligations of the Company and the Consultant for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 7.4(g). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this
Section 7.4(g), each person, if any, who controls the Consultant within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, shareholder, employee and agent of the Consultant will have the same rights to contribution as the Consultant, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company and each director of the

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Company will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 7.4(g). Anything in this Section 7.4(g) to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 7.4(g) is intended to supersede, to the extent permitted by law, any right to contribution under the Act or the Exchange Act or otherwise available.
              (h) Nothing contained in this Agreement shall be construed as requiring any Holder to exercise the Warrants or the Unit Warrants included in the Units underlying such Warrants prior to the initial filing of any Registration Statement or the effectiveness thereof.
              (i) The Company shall promptly deliver copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement to each holder of Registrable Securities included for such registration in such Registration Statement pursuant to
Section 7.3 hereof requesting such correspondence and memoranda and to the managing underwriter, if any, of the offering in connection with which such holder's Registrable Securities are being registered and shall permit each holder of Registrable Securities and such underwriter to do such reasonable investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with

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its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such holder of Registrable Securities or underwriter shall reasonably request.

8.       Adjustments of Exercise Price and Number of Units.
         -------------------------------------------------
         8.1. Computation of Adjusted Price. In case the Company shall at any time after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution the Exercise Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:
              (a) an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by
              (b) the total number of shares of Common Stock outstanding immediately after such issuance or sale. For the purposes of any computation to be made in accordance with the provisions of this Section 8.1, the Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.
         8.2. Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

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         8.3. Adjustment in Number of Units. Upon each adjustment of the
Exercise Price pursuant to the provisions of this Article 8, the number of Units issuable upon the exercise of each Warrant shall be adjusted to the nearest full number of Units by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Units issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.
         8.4. Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of the shares of Common Stock underlying the Warrants and the Unit Warrant Shares contained in the Unit Warrants underlying such Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares of Common Stock issuable upon exercise of the Warrants and the Unit Warrants



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underlying such Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holders had exercised the Warrants and the Unit Warrants underlying such Warrants.
         8.5. Adjustment of Unit Warrants Exercise Price and Securities on Exercise of Unit Warrant. With respect to any of the Unit Warrants underlying the Warrants, whether or not the Warrants have been exercised and whether or not the Warrants are issued and outstanding, the exercise price for, and the number of, shares of Common Stock issuable upon exercise of the Unit Warrants shall be automatically adjusted in accordance with Section 9 of the Unit Warrant Agreement, upon the occurrence of any of the events described therein. Thereafter, the underlying Unit Warrants shall be exercisable at such adjusted exercise price and for such adjustment number of underlying shares of Common Stock.
         8.6. Determination of Outstanding Shares of Common Stock. The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares of Common Stock issued and the aggregate number of shares of Common Stock issuable upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.
         8.7. Dividends and Other Distributions with Respect to Outstanding Securities. In the event that the Company shall at any time prior to the exercise of all Warrants make any distribution of its assets to holders of its Common Stock as a liquidating or a partial liquidating dividend, then the holder of Warrants who exercises its Warrants after the record date for the determination of those holders of Common Stock


                                      -15-


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entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the Warrant Price per Warrant, in addition to each share of Common Stock, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith) which would have been payable to such holder had he been the holder of record of the Common Stock receivable upon exercise of his Warrant on the record date for the determination of those entitled to such distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this
Section 8.7.
         8.8. Subscription Rights for Shares of Common Stock or Other Securities. In the case that the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights, warrants or options to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the stockholders of the Company, the Holders of unexercised Warrants on the record date set by the Company or such affiliate in connection with such issuance of rights, warrants or options shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights, warrants or options that such Holders would have been entitled to receive had they been, on such record date, the holders of record of the number of whole shares of Common Stock then issuable upon exercise of their outstanding Warrants (assuming for purposes of this Section 8.8), that the exercise of the Warrants is permissible immediately upon issuance).


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9.       Exchange and Replacement of Warrant Certificates.
         ------------------------------------------------
         Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.
         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

10.      Elimination of Fractional Interests.
         -----------------------------------
         The Company shall not be required to issue certificates representing fractions of Units, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares and Unit Warrants.

11.      Reservation and Listing of Securities.
         -------------------------------------
         The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants and the Unit Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor,


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all Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of the Unit Warrants underlying the Warrants and payment of the Unit Warrant exercise price therefor, all Unit Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

12.      Notices to Warrant Holders.
         --------------------------
         Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:
              (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or
              (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or


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



              (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or
              (d) reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or
              (e) The Company or an affiliate of the Company shall propose to issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company; then, in any one or more of said events, the Company shall give written notice to the Holder or Holders of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

13.      Unit Warrants
         -------------
         The form of the certificates representing the Unit Warrants (and the form of election to purchase shares of Common Stock upon the exercise of the Unit Warrants and the form of assignment printed on the reverse thereof) shall be substantially as set forth in Exhibit "A" to the Unit Warrant Agreement; provided, however, (i) each Unit Warrant issuable upon exercise of the Warrants shall evidence the right to initially purchase one fully paid and non-assessable share of Common Stock in respect of the Unit Warrant at an initial purchase price of $6.60 per share from the Separation Date until 5:00 p.m. on October 18, 2005 and (ii) the Target Redemption Price (as defined in the Public Warrant Agreement) of the Unit Warrants is 150% of the then effective exercise price of the Unit Warrants. As set forth in Section 8.5 of this Agreement, the exercise price of the Unit Warrants and the number of shares of Common Stock issuable upon the exercise of the Unit Warrants are subject to adjustment, whether or not the Warrants have been exercised and the Unit Warrants have been issued, in the manner and upon the occurrence of the events set forth in Section 9 of the Unit Warrant Agreement, which is hereby incorporated herein by reference and made a part hereof as is set forth in its entirety herein. Subject to the provisions of this Agreement and upon issuance of the Unit Warrants underlying the Warrants, each registered holder of such Unit Warrants shall have the right to purchase from the Company (and the Company shall issue to such registered holders) up to the number of fully paid and non-assessable shares of Common Stock underlying such Unit Warrants (subject to adjustment as provided herein and in the Unit Warrant Agreement), free and clear of all preemptive rights of shareholders, provided that such registered holder complies with the terms governing exercise of the Unit Warrants set forth in the Unit Warrant Agreement, and pays the applicable exercise price, determined in accordance with the terms of the Unit Warrant Agreement. Upon exercise of the Unit Warrants, the Company shall forthwith issue to the registered holder of any such Unit Warrant in his name or in such name as may be directed by him, certificates for the number of shares of Common Stock and the number of Unit Warrants so purchased. Except as otherwise provided in Section 8.5 hereof, the Unit Warrants underlying the Warrants shall be governed in all respects by the terms of the Unit Warrant Agreement. The Unit Warrants shall be transferable in the manner provided in the Unit Warrant Agreement, and upon any such transfer, a new Unit Warrant shall be issued promptly to the transferee. The Company will send to each Holder, irrespective of whether or not the Warrants have been exercised, any and all notices required by the Unit Warrant Agreement to be sent to holders of the Unit Warrants.

14.      Notices.
         -------
         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:
              (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or
              (b) If to the Company, to the address set forth in Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders.

15.      Supplements and Amendments.
         --------------------------
         The Company and the Consultant may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates and/or Warrant Securities in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Consultant may deem necessary or desirable and which the Company and the Consultant deem not to adversely affect the interests of the Holders of Warrant Certificates and/or Warrant Securities.

16.      Successors.
         ----------
         All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

17.      Termination.
         -----------
         This Agreement shall terminate at the close of business on January 4, 2005. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants and Unit Warrants have been exercised and all Warrant Securities have been resold to the public; provided, however, that the provisions of Section 7.4(d) and Section 7.4(e) shall survive any termination pursuant to this Section 17 until the close of business on January 4, 2008.

18.      Governing Law.
         -------------
         This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Connecticut and for all purposes shall be construed in accordance with the laws of said State.

19.      Benefits of This Agreement.
         --------------------------
         Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Consultant and any other registered holder or holders of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Consultant and any other holder or holders of the Warrant Certificates or Warrant Securities.

20.      Counterparts.
         ------------
         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

EUROLAND MARKETING SOLUTIONS, LTD.           DELCATH SYSTEMS, INC.


By:       /s/ Y. Gorobets                    By:  /s/ M.S. Koly
          ------------------------------          -----------------------------
Name:     Y. Gorobets                             M.S. Koly
Title:    Director                         Title: Chief Executive Officer
          ------------------------------

                                                                       EXHIBIT A




THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED FOR PURPOSES OF PUBLIC DISTRIBUTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.


                            EXERCISABLE ON OR BEFORE
                 5:00 P.M., NEW YORK CITY TIME, January 4, 2005

No. W-2                                                         150,000 Warrants


                               WARRANT CERTIFICATE

         This Warrant Certificate certifies that Euroland Marketing Solutions, LTD. or registered assigns, is the registered holder of (150,000) Warrants to purchase, at any time from January 5, 2001 until 5:00 P.M. New York City time on January 4, 2005 ("Expiration Date"), up to 150,000 units ("Units"), each consisting of one fully-paid and non-assessable share of common stock, par value $.01 per share (the "Common Stock"), of Delcath Systems, Inc., a Delaware corporation (the "Company"), and one Common Stock Purchase Warrant, each Common Stock Purchase Warrant entitling the holder thereof to purchase one share of Common Stock (collectively, the "Unit Warrants") at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $7.00 per Unit upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of January 5, 2001 between the Company and Euroland Marketing Solutions, LTD. (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination thereof.

         Each Unit Warrant issuable upon the exercise of a Warrant is initially exercisable from the Separation Date through January 4, 2005, for one fully-paid and non-assessable share of Common Stock at an initial exercise price of $6.60 per share. The Unit Warrants are issuable pursuant to the terms and provisions of a certain agreement dated as of October 24, 2000 by and among the Company, Whale Securities Co., L.P. (the "Underwriter") and American Stock Transfer & Trust Company (the "Unit Warrant Agreement"). The Unit Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to (except as otherwise provided in the Warrant Agreement) for a description of the rights, limitations of rights, manner of exercise, anti-dilution provisions and other provisions with respect to the Unit Warrants.

         No Warrant may be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:  January 5, 2001

                                        DELCATH SYSTEMS, INC.


                                        By:
                                              ----------------------------------
                                                M.S. Koly
                                        Title: Chief Executive Officer

                         [FORM OF ELECTION TO PURCHASE]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________ Units and herewith tenders in payment for such securities cash or a certified or official bank check payable in New York Clearing House Funds to the order of Delcath Systems, Inc. in the amount of $ _____, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of __________, whose address is __________________, and that such Certificate be delivered to __________________, whose address is _____________.



Dated:                              Signature:
                                               ---------------------------------

                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                    --------------------------------------------

                                    --------------------------------------------

                                    (Insert Social Security or Other
                                    Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)



FOR VALUE RECEIVED
                   -------------------------------------------------------------

hereby sells, assigns and transfers unto
                                         ---------------------------------------


--------------------------------------------------------------------------------
(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:                              Signature:
                                               ---------------------------------

                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


----------------------------------

----------------------------------

(Insert Social Security or Other
Identifying Number of Holder)